EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT dated December 29, 2000 by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Company"), and STEPHEN W. EVERETT (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive has been employed by the Company since November, 1998, and has been actively involved in its management, operations, and performance of services, and the Company desires to continue the employ of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Company and the Executive desire to set forth in writing the terms and conditions of their agreements and understandings with respect to the Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual and dependant promises contained herein, and the parties intending to be legally bound, the Company and the Executive hereby agree to the following terms and conditions:

     1.  EMPLOYMENT
         ----------

     The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon all the terms and conditions of this Agreement.

     2.  TERM
         ----

     Subject to earlier termination as provided in Section 9, this Agreement shall be for five (5) years commencing on January 1, 2001 and ending December 31, 2005 (the "Employment Term").

     3.  EXECUTIVE'S REPRESENTATIONS AND WARRANTIES
         ------------------------------------------

     The Executive represents and warrants to the Company that he is free to accept employment with the Company as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations under this Agreement or the exercise of his best efforts in his employment.

     4.  DUTIES AND EXTENT OF SERVICES
         -----------------------------

     The Executive shall be employed as the Company's President, and shall report directly to the Chief Executive Officer of the Company. The Executive shall be involved with, responsible for and oversee all of the Company's operations, and perform such other duties and responsibilities as may be offered to the Executive from time to time commensurate with his title and position as described in this Section 4, by the Company's board of directors or Chief Executive Officer. The Executive agrees to devote in good faith his full time, skill, attention and energy exclusively to the Company, and shall use his best efforts to be loyal and faithful at all times, and to exercise his talents and capabilities toward the interests and operations of the Company, and agrees to travel to the extent necessary to perform such duties and responsibilities. It shall not be considered a violation of the foregoing for the Executive to provide assistance and services to charitable, industry or community organizations, boards and committees, and manage Executive's personal investments, so long as such activities do not conflict or interfere with Executive's performance of his duties under this Agreement.
The Executive's office shall be located at 27 Miller Street, Lemoyne, PA 17043, or other location as may be mutually agreed upon. The Executive agrees not to enter into any other employment agreement during the Employment Term.

     5.  COMPENSATION
         ------------

     During the first year of the Employment Term, the Company will compensate the Executive for the services to be rendered pursuant to this Agreement with a salary at the rate of $120,000 ("Base Rate"), payable in accordance with the Company's normal payroll procedures. For each of the second and third years of the Term, the Executive's compensation shall be the Base Rate increased by a minimum of $10,000 per year; and for the two years remaining in the Term, the Executive's compensation shall be the Base Rate as adjusted in the prior years, increased by either three (3%) percent of the pre-tax profits (as determined by the Company's accountants using generally accepted accounting principles) for that year of the Term, or $10,000, whichever is less. Salary for a portion of any period will be pro rated. All sums payable hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required to be withheld by the Company by applicable law.

     6.  FRINGE BENEFITS AND EXPENSES
         ----------------------------

     A.  The Executive Plans.  The Executive shall be eligible (subject to the
         -------------------
terms and conditions of particular plans and programs) to participate in such medical, hospitalization, group health, accident, disability and life insurance programs and plans, such 401(k) plans, profit sharing, stock option, incentive compensation and stock purchase plans and such other employee benefit programs to the same extent such plans and programs are made generally available by the Company to all of its other similarly-situated executive employees.

     B.  Other Expenses.  The Company shall reimburse the Executive for his
         --------------
reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder to the earlier of the expiration of the Employment Term or termination of employment under
Section 9, subject to the submission by the Executive of appropriate invoices, receipts and other supporting documentation.

     7.  VACATIONS
         ---------

     The Executive shall be entitled to normal vacation taken by other members of senior management during each year of the Employment Term, during which vacation periods the Executive's compensation shall be paid in full. The Executive shall not be entitled to be compensated for any unused vacation during any year of the Employment Term or upon termination of this Employment Agreement. The periods during which the Executive will be absent from work shall be determined by the Executive taking into account the needs of the Company's business.

     8.  DISABILITY
         ----------

     In the event of the Executive's physical or mental disability he shall receive benefits as are available from the Company's currently existing standard disability plan. The Executive's physical or mental disability shall not be considered a default under the terms of this Agreement, provided, however, the Company, after 13 consecutive weeks of disability may determine the extent of the disability and its continuance and upon its determination that it must replace the Executive based upon the disability, upon such replacement this Agreement shall terminate. See Section 9C, below.

     9.  TERMINATION OF EMPLOYMENT
         -------------------------

     Notwithstanding any provisions of this Agreement to the contrary, the Executive's employment may be terminated upon the occurrence of any of the following events:

     A.  Executive's death;

     B. By the Company, "for cause," which for purposes of this Employment Agreement include: (i) conviction for fraud or criminal conduct (other than conviction of, or a plea of guilty to, a minor misdemeanor or traffic violation); (ii) habitual drunkenness or drug addiction; (iii) embezzlement;
(iv) sanctions against the Executive in his capacity as an employee of the Company by regulatory agencies or against the Company because of wrongful acts or conduct of the Executive; (v) material breach or default by the Executive of any of the terms or conditions of this Agreement, including the Executive's failure to perform the duties and services required under this Agreement, particularly as required in Section 4, and the continuation of such breach, default, or failure to perform by the Executive for a period of seven
(7) days following the date of receipt of written notice from the Company specifying the breach, default of, or failure to perform by the Executive;
(vi) dishonesty of the Executive; or (vii) the resignation or quitting of the Executive, other than as provided in subparagraph D below, prior to the expiration of the Employment Term (in this last event, the Executive's employment shall be deemed terminated "for cause" on the date that he resigns or quits);

     C. By the Company, upon Executive's incapacity or inability to further perform his services as contemplated in this Agreement for a period of no less than 13 consecutive weeks because the Executive's physical or mental health shall have become impaired so as to make it impossible or impractical for the Executive to fully perform the duties and responsibilities contemplated for the Executive under this Agreement;

     D. By the Executive, 30 days following a material breach by the Company of its obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice from the Executive specifying such breach.

     Upon termination of employment under subparagraphs A or C, the Company shall be required to pay the Executive or his estate, as the case may be, all compensation as per Section 5 to the date of such termination and severance pay equal to three (3) months of his then salary. If termination is based upon subparagraph D, the above payments, except the severance payment, shall be an amount equal to the greater of (i) six (6) months of Executive's then compensation as per Section 5, or (ii) the Executive's compensation as per
Section 5 during any remaining portion of the original Employment Term. If termination is based upon subparagraph B, the only payments to Executive shall be compensation as per Section 5 to the date of termination, and expenses as provided below. Executive's rights under the Company's benefit plans shall be determined under the provisions of those plans; and in all occurrences of termination, all expenses as provided for in Section 6B hereunder shall be paid to the Executive.

     10. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
         ------------------------------------------

     A.  Confidential Information.  The Executive acknowledges that he has been
         ------------------------
informed that it is the policy of the Company to maintain as secret and confidential all non-public information relating to (i) the financial condition, businesses and interests of the Company and its affiliates; (ii) the systems, know-how (means all factual knowledge and information which gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success), products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs, planning and development of business and services, and/or programs, methods, methodologies, manuals, lists, manner and method of operations, and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by the Company and its affiliates; (iii) data, plans and projections regarding the locations, development and expansion of existing and proposed facilities, market surveys, studies and analyses; (iv) information concerning the identities, locations and qualifications of professionals and other Third Parties (defined below) presently or prospectively to be retained or employed by the Company; (v) information concerning the identities, locations, prices, costs, and other terms of dealings with referral and reimbursement sources, suppliers, providers, and supplier and provider organizations and entities, administra-tive and accounting procedures and policies, and information about contractual and other arrangements and affiliations with any of the foregoing; (vi) medical, patient and personal records, existing and prospective patient lists, names and addresses; (vii) statistical, financial cost and accounting data;
(viii) administrative operations and procedures; and (ix) all such similar sensitive Company information, including those items referred to in subpara-graph B (all such information being hereinafter collectively referred to as "Confidential Information"); and the Executive further acknowledges that such Confidential Information is of great value to the Company and its affiliates and, in and by reason and as a result of the Executive's employment by the Company, the Executive will be making use of, acquiring and/or adding to such Confidential Information. Therefore, the Executive understands that it is reasonably necessary to protect the Company's and its affiliates' trade secrets, good will and business interests that the Executive agrees and accordingly, the Executive does hereby agree, that the Executive will not, directly or indirectly (except where authorized by the board of directors of the Company for the benefit of the Company and/or its affiliate(s) and/or as required in the course of his employment), during the Employment Term and for a period of two (2) years thereafter divulge or disclose for any purpose whatsoever to any person, firm, corporation or other entity, other than the Company or its affiliates, (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

     B.  The Company's Materials.  In accordance with the foregoing, the
         -----------------------
Executive agrees that (i) the Executive will at no time retain or remove from the premises of the Company or its affiliates any such Confidential Information as well as but not limited to any research and development materials, drawings, notebooks, notes, reports, formulae, samples, prototypes, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description, whether in writing, audio, video or any other format for any purpose unconnected with the strict performance of the Executive's duties with the Company and (ii) upon the cessation or termination of the Executive's employment with the Company for any reason, the Executive shall forthwith deliver or cause to be delivered up to the Company any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials of any kind or description, whether in writing, audio, video or any other format, in the Executive's possession or under the Executive's control relating to any Confidential Information or any property or information which is otherwise the property of the Company or its affiliates.

     11. COVENANT NOT TO COMPETE
         -----------------------

     In view of the Confidential Information to be obtained by or disclosed to the Executive, because of the know-how acquired and to be acquired by the Executive, and as a material inducement to the Company to enter into this Agreement, the Executive covenants and agrees that, so long as the Executive is employed by the Company and for a period of one (1) year after the Executive ceases for any reason to be employed by the Company, whether "for cause," expiration of the Employment Term, voluntarily or otherwise ("Restricted Period"), provided in the event of any violation of this Section 11 the Restricted

Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated, the Executive will not engage in Restricted Activity as defined below; provided further, that this covenant not to compete will not be applicable if the Executive is unilaterally terminated by the Company without cause or due to an uncured material breach of this Agreement by the Company.

     "Restricted Activity" shall mean participation or involvement, direct or indirect, whether by the Executive himself or with or through any Third Parties, either as an officer, director principal, agent, joint venturor, proprietor, shareholder (other than ownership of less than five (5%) percent of the issued and outstanding stock of a public company), employee creditor, independent contractor, subcontractor, administrator, consultant, advisor, lender or investor, or otherwise, in or for any entity, trade or business (other than for the Company, which term for purposes of this Section 11 means and includes any and all of the Company's subsidiaries or affiliates) which is engaged or to be engaged in operations or business or providing services, in whole or in part, which is or is to be competitive with the operations and/or business of, or with the services provided by, the Company in the United States during the Restricted Period. In addition, Restricted Activity shall include the prohibition of the Executive, directly or indirectly, whether himself or with or through any other Third Parties, from (i) diverting business from, or (ii) soliciting or enticing or endeavoring to entice away from or causing to terminate a relationship with the Company any director, officer, employee, contractor, reimbursement source, provider, supplier, insuror, or other third-party payor of the Company.

     12. PATENTS AND PROPRIETARY RIGHTS
         ------------------------------

     The parties agree that the Company shall have and be the owner of all patents, patent applications and other proprietary rights in and to any discovery, concept, idea or invention of any kind or nature, whether patentable or not, including but not limited to processes, methods, formulas and techniques, as well as improvements thereon, or know-how related thereto, concerning anything in the present or prospective activities of the Company made, developed or conceived by the Executive during the Employment Term, whether or not during the hours of his employment or with the use of the Company's name (hereinafter referred to as "Inventions"), and all records, documents, notes and information, oral, in writing, or any other form, including but not limited to disc, audio, tape or video, relating to such Inventions shall be owned and be the property of the Company. The Company and the Executive shall promptly and diligently prosecute patents, patent applications, proprietary and other similar rights protecting any products or processes developed pursuant to or during the Employment Term and do all acts necessary for obtaining, sustaining, reissuing, defending or extending any such patent, proprietary or similar right.

     To the extent necessary, the Executive hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to applications for United States and/or foreign Letters Patent granted upon such Inventions and the Executive shall acknowledge and deliver to the Company, without charge to the Company, any such written instruments and do such other acts as may be necessary to vest the entire rights and title thereto to the Company.

     To the extent a patent or similar right is obtainable only in the Executive's name, the Executive agrees to assign exclusive world wide licenses and rights to license the patent to the Company for no additional compensation. The Executive shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the procedures employed and the results achieved.

     13. THE COMPANY'S REMEDIES FOR BREACH OF SECTION 10, 11 AND 12
         ----------------------------------------------------------

     The Executive covenants and agrees that if he shall violate or breach any of his covenants or agreements provided for in Sections 10, 11 or 12 hereof, the Company and/or its affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which the Executive, directly or indirectly, has realized or realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provision of Sections 10, 11 or 12 hereof, the Company and/or its affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief, without posting of bond, from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by the Executive, by his partners, agents, representatives, servants, employers or employees, affiliates and/or by any Third Parties. The Company shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered. Resort by the Company and/or its affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which the Company or its affiliates may have with respect to such breach or violation.

     14. REASONABLENESS OF RESTRICTIONS
         ------------------------------

     A.  Reasonableness.  The Executive acknowledges that any breach or
         --------------
violation of Sections 10 through 13 hereof will cause irreparable injury and damage and incalculable harm to the Company and its affiliates and that it would be very difficult or impossible to measure the damages resulting from any such breach or violation. The Executive further acknowledges that he has carefully read and considered the provisions of Sections 10 through 13 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of the Company and its affiliates.

     B.  Severability.  The Executive understands and intends that each
         ------------
provision and restriction agreed to by him in Sections 10 through 13 hereof shall be construed as separate and divisible from every other provision and restriction and that, in the event that any one of the provisions of, or restrictions in Sections 10 through 13 hereof shall be held to be invalid or unenforceable, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included therein, and any one or more of such valid provisions and restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any such provision relating to time period and/or geographical and/or type of restric-tion shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical area or type of restriction such court deems reasonable and enforceable, said time period to become and shall thereafter be the maximum time period and/or geographical restriction and/or type of restriction which such court deems reasonable and enforceable.

     C.  Survivability.  The restrictions, acknowledgements, covenants and
         -------------
agreements of the Executive set forth in Sections 10 through 14 of this Agreement shall survive any termination of this Agreement (for any reason, including expiration of the Employment Term) for the specific periods provided in those Sections and in the absence of any specific periods, for a period of one (1) year from termination of this Agreement.

     15. INDEPENDENT COUNSEL
         -------------------

     The Company and the Executive agree that each of them have been, or were advised and fully understand that they are entitled to be represented by independent legal counsel with respect to all matters contemplated herein, from the commencement of negotiations at all times through the execution of this Agreement.

     16. LAW APPLICABLE
         --------------

     This Agreement shall be governed by and construed pursuant to the laws of the Commonwealth of Pennsylvania.

     17. NOTICES
         -------

     All notices required or permitted to be given by either party hereunder shall be in writing and mailed, return receipt requested, to the other party addressed as follows:

     A.   If to the Executive:

          Stephen W. Everett
          4445 Dunmore Drive
          Harrisburg, PA 17112


          With a copy to:






     B.   If the Company:

          Dialysis Corporation of America
          c/o Medicore, Inc.
          777 Terrace Avenue
          Hasbrouck Heights, NJ 07604
          Attn: Thomas K. Langbein, CEO

          With a copy to:

          Jaffe Freedman & Hait, LLC
          777 Terrace Avenue
          Hasbrouck Heights, NJ 07604
          Attn: Lawrence E. Jaffe, Esq.

     Any notice mailed as provided above shall be deemed completed on the date of the receipt.

     18. SUCCESSION
         ----------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever; provided, however, by reason of the special and unique nature of the services hereunder, the Executive acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

     19. ENTIRE AGREEMENT
         ----------------

     This Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto, oral or written, concerning the subject matter hereof and may not be amended, modified or terminated except in writing signed by the parties hereto.

     20. SEVERABILITY
         ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by an arbitrator or a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

     21. NO WAIVER
         ---------

     A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

     22. ARBITRATION
         -----------

     The Executive and the Company will submit to mandatory binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, including without limitation any employment discrimination dispute and the arbitrability of this Agreement; provided, however, that each party will retain its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief (such as injunctive relief) from a court having jurisdiction over the parties. Any such arbitration shall be conducted in Hackensack, New Jersey before a single arbitrator in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will have the authority to award costs and expenses to the prevailing party.

     23. COUNTERPARTS
         ------------

     This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

     24. INDEMNITY OF THE EXECUTIVE
         --------------------------

     The Company shall indemnify and hold harmless the Executive from and against any and all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable attorneys' fees and costs) asserted against or incurred by the Executive as a result of acts or omissions of the Executive taken or made in the course of performing his duties and services for the Company or by reason of the Executive acting or having acted as an officer of the Company in situations provided in Article XXV of the Company's By-Laws, even if later amended, and under Article IX(d) of the Company's Articles of Incorporation, even if later amended, and, to the maximum extent permitted by law, including Section 607.0850 of the Florida Business Corpora-tion Act (including the advancement of expense provisions thereof); provided, however that such indemnity shall not apply to acts or omissions of the Executive which constitute willful misconduct, gross negligence, or which were intended by the Executive to improperly personally benefit the Executive, or were a violation of the criminal law, unless the Executive had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                             DIALYSIS CORPORATION OF AMERICA

                                /s/ Thomas K. Langbein

                             By:-------------------------------------
                                THOMAS K. LANGBEIN, CEO

                             STEPHEN W. EVERETT

                                /s/ Stephen W. Everett

                             By:-------------------------------------
                                STEPHEN W. EVERETT, President